CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement of Franklin Federal Tax-Free Income Fund on Form N-1A, File No. 002-75925, of our report dated June 4, 2001, relating to the financial statements and financial highlights of Franklin Federal Tax-Free Income Fund which appear in the April 30, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                           /s/ PricewaterhouseCoopers LLP
                           PricewaterhouseCoopers LLP


San Francisco, California
August 28, 2001